Exhibit 10.6 (d)

Fourth Amendment to

Frozen Food Express Industries, Inc. 401(k) Savings Plan

(As Restated January 1, 2001)

This Amendment is adopted by Frozen Food Express Industries, Inc. (the “Company”), a Texas corporation, having its principal office in Dallas, Texas.

R e c i t a l s:

WHEREAS, the Company has previously established the Frozen Food Express Industries, Inc. 401(k) Savings Plan, as restated effective January 1, 2001 (the “Plan”) for the benefit of those employees who qualify thereunder and for their beneficiaries; and

WHEREAS, the Company has adopted three amendments to the Plan; and

WHEREAS, the Company desires to adopt a fourth amendment to the Plan to provide, effective August 1, 2004, that employer matching contributions to the Plan may be made in either Company Stock (as defined in the Plan) or cash;

NOW, THEREFORE, pursuant to Section 15.1 of the Plan, Section 4.2(a) of the Plan is amended as underlined to be and read as follows, effective August 1, 2004:

4.2 (a)
Matching Employer Contributions. In addition to the total amount of Savings Contributions elected for each month pursuant to Section 4.1, but subject to the limits of Section 4.2(c), each Employer shall, as a Matching Employer Contribution to the Plan, pay to the Trustee for each calendar quarter an amount equal to fifty percent (50%) of each Participant’s Savings Contributions for each payroll period pursuant to Section 4.1 hereof which does not exceed four percent (4%) of his Compensation for such payroll period. Matching Employer Contributions may be made in either Company Stock in accordance with the closing market price on the business day immediately preceding the day such Contributions are made or in cash. In accordance with Section 7.2(a), such Contributions may be re-invested by the Trustee in accordance with Participant direction.

IN WITNESS WHEREOF, FROZEN FOOD EXPRESS INDUSTRIES, INC. has caused this Fourth Amendment to be executed on this 4th day of August, 2004, effective as of August 1, 2004, by the undersigned duly appointed and authorized officer.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ Stoney M. Stubbs, Jr

Name: Stoney M. Stubbs, Jr.

Title: President and CEO